Exhibit 99.01
Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.5866
jennifer@blueshirtgroup.com

Immersion Corporation Reports Second Quarter 2019 Results

SAN JOSE, Calif., August 1, 2019 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the second quarter ended June 30, 2019. In a separate press release issued today, the Company also announced that it has entered into a settlement and license agreement with Motorola Mobility LLC (Motorola), resolving patent infringement litigation brought by Immersion against Motorola in 2017.

“With the settlement of Motorola, Immersion has achieved a major milestone as we have no ongoing IP litigation for the first time in almost two decades,” said Ramzi Haidamus, Immersion President and CEO. “With this accomplishment and under a newly formed executive management team, we are now able to focus on creating long-term value for our shareholders as we undertake a fresh direction and new strategy geared towards reaching sustained profitability and growth.”

Second Quarter Financial Summary

•
Total revenues grew 42 percent to $8.7 million, compared to $6.1 million in the second quarter of 2018. Royalty and license revenues were $8.7 million, compared to $6.0 million in the second quarter of 2018.

•	GAAP net loss was $(8.6) million, or $(0.27) per diluted share, compared with GAAP net loss of $(7.8) million, or $(0.25), in the second quarter of 2018.

•
Non-GAAP net loss was $(7.6) million, or $(0.24) per share, compared with non-GAAP net loss of $(5.4) million, or $(0.18), in the second quarter of 2018. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

•	As of June 30, 2019, cash, cash equivalents and short-term investments totaled $101.6 million.

Recent Business Highlights

•
Entered into a settlement and license agreement with Motorola covering Motorola-branded mobile devices. While the terms of the agreement are confidential, the overall settlement and license fall in line with Immersion’s business model of quarterly payments and revenue recognition.

•
Added five world-class members to its new senior leadership team: Todd Conroy, Senior Vice President of Research and Development; Jared Smith, Vice President of Worldwide Sales; John Griffin, Vice President of Worldwide Marketing; Mike Okada, General Counsel and Senior Vice President, IP Licensing & Legal Affairs; and Pat Winters, Head of Human Resources.

•	Signed a license agreement with Panasonic Avionics Corporation, providing access to Immersion’s patented haptic technology for use in in-flight entertainment systems.

•	Signed new license with Continental to include access to Immersion’s patented haptic technology for use in Continental’s Accelerator Force Feedback Pedals.

Outlook

For 2019, Immersion continues to expect revenues to be in the range of $36 million to $41 million and Non-GAAP net loss to be in the range of ($6) million to ($13) million.

Conference Call Information

Immersion will host a conference call with company management today at 2:00 p.m. PT (5:00 p.m.. ET) to discuss financial results for the second quarter ended June 30, 2019. To participate on the live call, analysts and investors should dial +1 800-353-6461 (conference ID: 1017953) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the “News and Events” section of Immersion’s investor relations website at https://ir.immersion.com/news-and-events.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading developer and licensor of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 3,600 issued or pending patents, Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income (loss) and Non-GAAP net income (loss) per share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the company being well positioned to introduce new haptic technology to maintain and grow our leadership in the haptics market, the timing of expected revenue generation from our expanded roster of licensees, our revenue outlook for 2019 anticipated to be in the range of $36 to $41 million, and our expectation that non-GAAP net loss will be between ($6) and ($13) million for 2019. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, the inability of Immersion to enter into new and renewed licensing arrangements with its existing licensees and additional third parties for its touch-enabling technologies, the loss of a major customer, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property, the ability of Immersion to protect and enforce its intellectual property rights, changes in patent law, companies choosing to implement haptics without Immersion’s software or a license to Immersion’s patents, the ability of Immersion to return to consistent profitability in the future, the inability of Immersion to retain or recruit necessary personnel and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2018 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Except as required by law, Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR - C)
###

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2019	December 31, 2018
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$92,614	$110,988
Short-term investments	8,997	13,930
Accounts and other receivables	4,967	1,051
Prepaid expenses and other current assets	8,240	9,856
Total current assets	114,818	135,825
Property and equipment, net	1,947	2,343
Other assets	18,271	7,827
TOTAL ASSETS	$135,036	$145,995
LIABILITIES
Accounts payable	$7,371	$3,612
Accrued compensation	1,945	3,948
Other current liabilities	5,968	3,194
Deferred revenue	4,742	4,591
Total current liabilities	20,026	15,345
Long-term deferred revenue	27,945	30,203
Other long-term liabilities	3,355	787
TOTAL LIABILITIES	51,326	46,335
STOCKHOLDERS’ EQUITY	83,710	99,660
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$135,036	$145,995

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(1)	(1)	(1)	(1)
Revenues:
Royalty and license	$8,668	$5,992	$13,715	$91,327
Development, services, and other	75	152	150	233
Total revenues	8,743	6,144	13,865	91,560
Costs and expenses:
Cost of revenues	40	94	55	129
Sales and marketing	1,579	1,570	3,188	2,790
Research and development	1,831	2,222	4,133	5,042
General and administrative	14,448	10,553	27,143	21,789
Total costs and expenses	17,898	14,439	34,519	29,750
Operating income (loss)	(9,155)	(8,295)	(20,654)	61,810
Interest and other income	532	375	1,130	606
Income (loss) before benefit (provision) for income taxes	(8,623)	(7,920)	(19,524)	62,416
Benefit (provision) for income taxes	3	162	(112)	(291)
Net income (loss)	$(8,620)	$(7,758)	$(19,636)	$62,125
Basic net income (loss) per share	$(0.27)	$(0.25)	$(0.63)	$2.06
Shares used in calculating basic net income (loss) per share	31,578	30,527	31,335	30,116
Diluted net income (loss) per share	$(0.27)	$(0.25)	$(0.63)	$2.00
Shares used in calculating diluted net income (loss) per share	31,578	30,527	31,335	31,074
(1) Unaudited quarterly financial data

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

GAAP net income (loss)	$(8,620)	$(7,758)	$(19,636)	$62,125
Add: Benefit (provision) for income taxes	(3)	(162)	112	291
Less: Non-GAAP benefit (provision) for income taxes	(13)	2	(56)	(88)
Add: Stock-based compensation	1,081	2,530	3,184	3,752
Non-GAAP net income (loss)	$(7,555)	$(5,388)	$(16,396)	$66,080
Non-GAAP net income (loss) per diluted share	$(0.24)	$(0.18)	$(0.52)	$2.12
Dilutive shares used in calculating Non-GAAP net income (loss) per share	31,578	30,527	31,335	31,074

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Fixed fee license revenue	$4,254	$1,881	$5,994	$77,637
Per-Unit royalty revenue	4,414	4,111	7,721	13,690
Total royalty and license revenue	8,668	5,992	13,715	91,327
Development, services, and other revenue	75	152	150	233
Total revenues	$8,743	$6,144	$13,865	$91,560

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Mobility	51%	45%	41%	90%
Gaming	36%	27%	24%	2%
Automotive	13%	27%	33%	8%
Medical	—%	1%	2%	—%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP operating expenses	$17,858	$14,345	$34,464	$29,621
Adjustments to non-GAAP operating expenses:
Stock-based compensation expense - S&M	(173)	(366)	(493)	(299)
Stock-based compensation expense - R&D	(190)	(564)	(820)	(820)
Stock-based compensation expense - G&A	(718)	(1,600)	(1,871)	(2,633)
Depreciation and amortization expense	(200)	(212)	(405)	(439)
Non-GAAP operating expense	$16,577	$11,603	$30,875	$25,430